UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

DEALERTRACK HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-734-3600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 17, 2009, DealerTrack Holdings, Inc. (the “Company”) held its 2009 Annual Meeting of Stockholders. At the annual meeting, the stockholders approved a proposal to amend and restate the Company’s Second Amended and Restated 2005 Incentive Award Plan (the “Plan”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the Plan by 4.9 million shares and allow a one-time option exchange program for employees other than executive officers and directors. The Company’s directors and executive officers are still eligible to receive awards under the Plan. A full description of the Plan can be found in the Company’s definitive proxy statement filed on May 13, 2009, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

     (d)   Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan (incorporated by reference to Exhibit I to the Company’s definitive proxy statement filed on May 13, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2009

DealerTrack Holdings, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Third Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan (incorporated by reference to Exhibit I to the Company’s definitive proxy statement filed on May 13, 2009).